As filed with the Securities and Exchange Commission on December 8, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Delaware	3845	48-1293684
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2800 Patton Road

St. Paul, Minnesota 55113

(651) 634-3071

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark B. Knudson, Ph.D.

Chief Executive Officer

EnteroMedics Inc.

2800 Patton Road

St. Paul, Minnesota 55113

(651) 634-3003

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Cutler Timothy S. Hearn Dorsey & Whitney LLP 50 South Sixth Street Minneapolis, Minnesota 55402 Tel: (612) 340-2600 Fax: (612) 340-2868	W. Morgan Burns Jonathan R. Zimmerman Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 Tel: (612) 766-7000 Fax: (612) 766-1600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-170503

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common stock, $0.01 par value per share	$1,050,000
Warrants to purchase common stock	(4)	(4)
Common stock underlying warrants	$1,312,500(5)
Total	$2,362,500	$169

(1)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-170503), as amended, is hereby registered.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933. Includes the offering price attributable to shares available for purchase by the underwriter to cover over-allotments, if any.
(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(4)	No fee pursuant to Rule 457(g).
(5)	Determined in accordance with Rule 457(g) based upon the estimated exercise price of the warrants.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, and warrants to purchase common stock of EnteroMedics Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Company’s Registration Statement on Form S-1, as amended (File No. 333-170503), initially filed by the Company on November 10, 2010 and declared effective by the Securities and Exchange Commission (the “Commission”) on December 8, 2010, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

All exhibits filed with or incorporated by reference in the Company’s Registration Statement on Form S-1, as amended (File No. 333-170503), are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith.

Exhibit Number	Description

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney.

*	Included on the signature page to the Company’s Registration Statement on Form S-1 (File No. 333-170503) filed with the Commission on November 10, 2010.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form
S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on December 8, 2010.

ENTEROMEDICS INC.

By	/S/ MARK B. KNUDSON, PH.D.
Mark B. Knudson, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ MARK B. KNUDSON, PH.D.	President, Chief Executive Officer, Chairman and Director (principal executive officer)	December 8, 2010
Mark B. Knudson, Ph.D.

/S/ GREG S. LEA	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	December 8, 2010
Greg S. Lea

*	Director	December 8, 2010
Luke Evnin, Ph.D.

*	Director	December 8, 2010
Catherine Friedman

*	Director	December 8, 2010
Carl Goldfischer, M.D.

*	Director	December 8, 2010
Bobby I. Griffin

*	Director	December 8, 2010
Donald C. Harrison M.D.

*	Director	December 8, 2010
Paul H. Klingenstein

*	Director	December 8, 2010
Nicholas L. Teti, Jr.

*	Director	December 8, 2010
Jon T. Tremmel

*By:	/S/ MARK B. KNUDSON, PH.D.
Mark B. Knudson, Ph.D.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Dorsey & Whitney LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to this registration statement).

24.1*	Power of Attorney.

*	Included on the signature page to the Company’s Registration Statement on Form S-1 (File No. 333-170503) filed with the Commission on November 10, 2010.